UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 31, 2017

SEACHANGE INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-21393	04-3197974
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

50 Nagog Park, Acton, MA		01720
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number including area code: (978) 897-0100

No change since last report

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities

SeaChange International, Inc. (“SeaChange”) is implementing cost-savings actions with respect to its North American operations with the implementation of a restructuring and a reduction-in-force. The actions are anticipated to result in annualized cost savings of approximately $8.1 million once complete.

SeaChange anticipates that these actions will result in restructuring and severance charges of approximately $1.5 million. These expenses will not be included in SeaChange’s non-GAAP operating results.

Cautionary Note Regarding Forward-Looking Statements. Except for historical information contained in this Form 8-K, the Form 8-K contains forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)

Appointment of Jonathan W. Rider as Senior Vice President and Chief Operating Officer

On January 31, 2017, the Board of Directors of SeaChange appointed Jonathan W. Rider as the Senior Vice President and Chief Operating Officer of SeaChange, effective January 31, 2017.

Jonathan W. Rider, (52), previously served as SeaChange’s Chief Information Officer since April 19, 2016. Mr. Rider’s has over thirty (30) years of senior management experience in the high technology sector including service as Chief Information Officer of Dynatrace from August 2014 to February 2016; Senior Vice President, Technology and Engineering of Arcadia Solutions from September 2013 to August 2014; Principal and Chief Information Officer of JetStream Consulting from June 2006 to January 2014; Vice President, Business Systems of PTC from March 2011 to June 2012; Vice President and Chief Information Officer of Gilbane Building Company from November 2006 to May 2010. Previously Mr. Rider served as a U.S. Army Officer and helicopter instructor. Mr. Rider holds a United States patent in the area of data mining and is a Six Sigma Green and Black Belt. Mr. Rider has a B.S. in Aeronautics, Engineering/Aviation and a M.B.A. in E-Business from the University of Phoenix.

The selection of Mr. Rider to serve as Senior Vice President and Chief Operating Officer was not pursuant to any arrangement or understanding with respect to any other person. In addition, there are no family relationships between Mr. Rider and any director or other executive officer of SeaChange and there are no related person transactions between SeaChange and Mr. Rider reportable under Item 404(a) of Regulation S-K.

In connection with the appointment of Mr. Rider as Senior Vice President and Chief Operating Officer, the Compensation Committee and Board agreed to pay Mr. Rider an annual base salary of $325,000 per year and to make a one-time equity award of 100,000 stock options with an exercise price equal to SeaChange’s closing stock price on January 31, 2017 of $2.42 per share, to vest in four equal tranches annually. Mr. Rider will also be eligible to participate in the annual executive bonus program approved by the Compensation Committee based on the achievement of Company financial and strategic goals, as determined by the Compensation Committee. For fiscal 2018 Mr. Rider will be eligible to receive an annual cash bonus under this program with a target value of $260,000. In addition, Mr. Rider will also be eligible for a Long Term Incentive equity award (“LTI Award”), awarded annually, with a to be determined value based upon achievement of certain long term goals.

In connection with assuming this position, Mr. Rider and SeaChange will enter into a Change-in-Control Severance Agreement (the “Change-in-Control Agreement”) and an Indemnification Agreement (the “Indemnification Agreement”), each effective January 31, 2017, the terms of which are substantially similar to those agreements previously entered into by SeaChange with its other senior executive officers and described in SeaChange’s 2017 proxy statement. The form of Mr. Rider’s Change-in-Control Agreement is filed as Exhibit 10.1 and the form of Mr. Rider’s Indemnification Agreement has previously been filed as Exhibit 10.15 to the Company’s Annual Report on Form 10-K filed on April 10, 2013 (File No. 000-21393).

The Change-in-Control Agreement is designed to provide an incentive to Mr. Rider to remain with SeaChange leading up to and following a change in control.

Under the Change-in-Control Agreement, if Mr. Rider’s equity award, other than a performance-based equity award (such as PSUs), is continued, assumed or substituted following a change in control and Mr. Rider’s employment is terminated within two years after the change in control by the employer without cause or by Mr. Rider for good reason (a “Covered Termination”), then such equity award would be accelerated in full. Performance-based equity awards would continue to be governed by their existing terms. In addition, if a Covered Termination occurs, Mr. Rider would be entitled to receive a cash amount as severance equal to the sum of (a) one times his base salary, plus (b) 150% of Mr. Rider’s target annual bonus for the fiscal year in which the Covered Termination occurs, plus (c) $62,000, being an amount corresponding to medical and other benefits during the post-employment period.

As a condition to the receipt by Mr. Rider of any payment or benefit under the Change-in-Control Agreements, Mr. Rider must first execute a valid, binding and irrevocable general release in favor of SeaChange and in a form reasonably acceptable to SeaChange.

The foregoing summary of the Change-in-Control Agreement does not purport to be complete and is qualified in its entirety by reference to the Change-in-Control Agreement attached hereto as Exhibit 10.1.

(e)

On January 31, 2017, the Compensation Committee (the “Committee”) of the Board of Directors of SeaChange approved long term incentive awards (the “Long Term Incentive Awards”) under SeaChange’s Amended and Restated 2011 Compensation and Incentive Plan (the “Plan”) for Edward Terino, Peter Faubert, David McEvoy and Jon Rider, each an executive officer of SeaChange. In the case of Mr. Terino, the award is in satisfaction of SeaChange’s commitments under Mr. Terino’s April 2016 offer letter (as previously disclosed in SeaChange’s Current Report on Form 8-K filed April 7, 2016).

The following Long Term Incentive Awards were approved by the Committee:

•	PSUs. An award of performance-based restricted stock units (“PSUs”) under a Performance Stock Unit Agreement (a “PSU Agreement”) in an amount based on the target number of shares of SeaChange’s common stock set forth opposite the applicable executive’s name below:

Executive	Target Award # of PSUs
Edward Terino	91,488
Peter Faubert	40,175
David McEvoy	15,838
Jon Rider	30,843

Such awards of PSUs will vest, if at all, on January 31, 2020 based on SeaChange’s total shareholder return for the period between February 1, 2017 and January 31, 2020 compares to that of the companies comprising the S&P SmallCap 600 Index (the “SeaChange Relative TSR Percentile Rank”):

SeaChange Relative TSR Percentile Rank at January 31, 2020	Share Payout As a Percentage of Target Award
25th or lower	0%
26th to 50th	50% to 99%
51st to 75th	100% to 149%
76th or higher	150%

The foregoing summary of the awards of PSUs does not purport to be complete and is qualified in its entirety by reference to SeaChange’s form of PSU Agreement (as previously disclosed in SeaChange’s Current Report on Form 8-K filed January 28, 2016).

•	RSUs. An award of restricted stock units (“RSUs”) for an amount of shares of SeaChange’s common stock set forth opposite the applicable executive’s name below, to be vested ratably on an annual basis over the three years following January 31, 2017:

Executive	RSUs Awarded
Edward Terino	45,744
Peter Faubert	20,088
David McEvoy	7,919
Jon Rider	15,422

•	Stock Options. An award of options to purchase the number of shares of SeaChange’s common stock set forth opposite the applicable executive’s name below at an exercise price equal SeaChange’s closing stock price on January 31, 2017, to be vested ratably on an annual basis over the three years following January 31, 2017:

Executive	Options Awarded
Edward Terino	96,710
Peter Faubert	42,469
David McEvoy	16,743
Jon Rider	32,604

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

The following Exhibit is attached to this report:

Exhibit No.	Description

10.1	Change-In-Control Severance Agreement, dated as of January 31, 2017, by and between SeaChange International, Inc. and Jonathan W. Rider.

10.2	Indemnification Agreement, dated as of January 31, 2017, by and between SeaChange International, Inc. and Jonathan W. Rider (filed as Exhibit 10.15 to the Annual Report on Form 10-K filed on April 10, 2013 (File No. 000-21393) and incorporated herein by reference).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACHANGE INTERNATIONAL, INC.

By:	/s/ Edward Terino
Edward Terino
Chief Executive Officer

Dated: February 3, 2017

EXHIBIT INDEX

Exhibit No.	Description

10.1	Change-In-Control Severance Agreement, dated as of January 31, 2017, by and between SeaChange International, Inc. and Jonathan W. Rider.

10.2	Indemnification Agreement, dated as of January 31, 2017, by and between SeaChange International, Inc. and Jonathan W. Rider (filed as Exhibit 10.15 to the Annual Report on Form 10-K filed on April 10, 2013 (File No. 000-21393) and incorporated herein by reference).